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                                                                     EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                          GENERAL MARITIME CORPORATION

           PURSUANT TO THE MARSHALL ISLANDS BUSINESS CORPORATIONS ACT


      The undersigned, for the purpose of forming a corporation pursuant to the provisions of the Marshall Islands Business Corporations Act, does hereby make, subscribe, acknowledge and file with the Registrar of Corporations this instrument for that purpose, as follows:

A.    The name of the Corporation shall be:

                          GENERAL MARITIME CORPORATION

B. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act.

C. The registered address of the Corporation in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. The name of the Corporation's registered agent at such address is The Trust Company of the Marshall Islands, Inc.

D. The aggregate number of shares of stock that the Corporation is authorized to issue is Five Hundred (500) registered and/or bearer shares without par value.

      The Corporation shall mail notices and information to holders of bearer shares to the address provided to the Corporation by the shareholder for that purpose.

      The holder of a stock certificate issued to bearer may cause such certificate to be exchanged for another certificate in his name for a like number of shares, and the holder of shares issued in the name of the owner may cause his certificate to be exchanged for another certificate to bearer for a like number of shares.


      [SEAL OF REGISTRAR OF CORPORATIONS REPUBLIC OF THE MARSHALL ISLANDS)]


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E.    The Corporation shall have every power which a corporation now or hereafter organized under the Marshall Islands Business Corporations Act may have.

F.    The name and address of the incorporator is:

      NAME                                    POST OFFICE ADDRESS
      ----                                    -------------------

      Majuro Nominees Ltd.                    P.O. Box 1405
                                              Majuro
                                              Marshall Islands

G. The Board of Directors as well as the shareholders of the Corporation shall have the authority to adopt, amend or repeal the bylaws of the Corporation.

H. Corporate existence shall begin upon filing these Articles of Incorporation with the Registrar of Corporations as of the filing date stated on these Articles.


      IN WITNESS WHEREOF, I have executed this instrument on October 11, 2000.



                                        Majuro Nominees Ltd.
                                             Incorporator

                                        by:  /s/ L. Hall
                                             ---------------------




      [SEAL OF REGISTRAR OF CORPORATIONS REPUBLIC OF THE MARSHALL ISLANDS)]